EXHIBIT 8.1

Charles E. Stiver, Jr.
(305) 579-0760

                                                _________ __, 1997

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_____________________________
_____________________________
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         Re: Federal Income Tax Considerations Relating to Equity One, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Equity One, Inc., a Maryland corporation (the "Company"), in connection with the proposed issuance of its common stock in a registered public offering and the preparation and filing of Amendment No. 2 to Registration Statement No. 333-33977 on Form S-11 to be filed by the Company with the Securities and Exchange Commission on October __, 1997 (the "Registration Statement") and the prospectus contained therein (the "Prospectus"). This opinion is provided to you pursuant to section 6.(d)(viii),
(xiv) and (xv) of the underwriting agreement dated _____ __, 1997 between Credit Suisse First Boston Corporation, as representative of the several underwriters, and the Company.

         In rendering our opinion, we have reviewed the Registration Statement and the Prospectus and the documents attached as exhibits thereto, and we have assumed that the statements therein are and will remain true, correct and complete. In addition, we have reviewed documentation of the Company and presentations and summaries of information regarding the Company's income, assets, operations, records and other matters. We have assumed the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all of those documents. We have assumed that all factual matters in documents submitted to us and all of the other information furnished to us are true, correct and complete. Further, we have relied on an opinion of Deloitte & Touche LLP, the Company's accountants, regarding the Company's compliance with requirements in the Internal Revenue Code of 1986, as amended (the "Code") to be treated as a real estate investment trust ("REIT") for federal income tax purposes for the Company's taxable years ending December 31, 1992 through December 31, 1996. Finally, we have assumed that representations made by the Company to us in the letter attached hereto are true, accurate and complete. Any variation or difference in the facts from those set forth or assumed herein may affect the conclusions stated herein.

         Based on the foregoing, in reliance thereon and subject thereto, and based on the Code, the Treasury regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service and judicial decisions, all as in effect on the date hereof, it is our opinion that:

         1. The statements set forth in the Prospectus under the caption "Federal Income Tax Considerations", insofar as they purport to describe the matters of law referred to therein,


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represent the material federal income tax considerations relevant to purchasers of Common Stock, other than existing stockholders of the Company.

         2. The Company is organized in conformity with the requirements for qualification as a REIT under the Code, the Company has qualified to be treated as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 1995, and the Company's proposed method of operation as described in the attached letter from the Company to us will enable the Company to continue to satisfy the requirements to be taxable as a REIT for federal income tax purposes. All statements in the Prospectus regarding the Company's qualification as a REIT for federal income tax purposes are true, complete and correct in all material respects.

         3. Since the date of the Company's REIT election, each subsidiary of the Company at all times has qualified to be treated as a "qualified REIT subsidiary" within the meaning of section 856(i) of the Code.

         The foregoing opinions are limited to the matters expressly set forth, and no opinion is to be implied or inferred beyond the matters expressly stated. These opinions speak only as of the date hereof and are based solely on legal authorities as they currently exist, and we assume no obligation to update or supplement these opinions.

         These opinions are furnished to you solely for use in connection with the Registration Statement and the Prospectus. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to the name of our firm under the heading "Federal Income Tax Considerations" in the Registration Statement and Prospectus.

                                         Very truly yours,



                                         Charles E. Stiver, Jr.

CES/cb

Enclosure